EXHIBIT 10.11

                            NON-COMPETITION AGREEMENT


      This Non-Competition Agreement (this "Agreement") is made and entered into this 1st day of May 2001, by and among Harry L. Robinson ("the Executive") and Hudson River Bancorp, Inc., a Delaware corporation (the "Corporation").

                                WITNESSETH THAT:

      WHEREAS, the Corporation is concurrently entering into a separate consulting agreement with the Executive (the "Consulting Agreement");

      WHEREAS, the Consulting Agreement only requires the Executive to provide services to the Corporation and its affiliates on a part-time basis;

      WHEREAS, the Corporation believes that there is substantial value to it in precluding the Executive from providing services to the Corporation's competitors; and

      WHEREAS, the Corporation and the Executive have agreed to enter into this Agreement to preclude the Executive from providing services to the Corporation's competitors;

      NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

      1. Effective Date. The "Effective Date" of this Agreement shall be the date first written above.

      2. Consideration. The Corporation or its affiliates shall pay to the Executive (a) a lump sum cash amount of $200,000 on the Effective Date, and (b) a lump sum cash amount of $250,000 on the fifth year anniversary of the date of this Agreement. In the event the Executive dies prior to the fifth year anniversary, the amount in Section 2(b) shall be paid to his estate.

      3. Non-Competition.

            (a) The Executive hereby agrees that for a period of five years after the Effective Date, the Executive will not (i) engage directly or indirectly in the banking or financial services business other than on behalf of the Corporation or its affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management, consulting or advisory service in any capacity to any firm, corporation or other entity (other than the Corporation or its affiliates) engaged directly or indirectly in the banking or

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financial services business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer or member of the respective Board of Directors of the Corporation or any of its affiliates to engage in any action prohibited under (i) or (ii) of this Section 3(a); provided that the ownership by the Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National Association of Securities Dealers, Inc., or the shares of any investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of the Executive's obligations under this Section 3(a).

            (b) The Executive acknowledges and agrees that irreparable injury will result to the Corporation in the event of a breach of any of the provisions of this Section 3 (the "Designated Provisions") and that the Corporation will have no adequate remedy at law with respect thereto. Accordingly, in the event of a breach of any Designated Provision, and in addition to any other legal or equitable remedy the Corporation may have, the Corporation shall be entitled to the entry of a preliminary and permanent injunction to restrain the violation or breach thereof by the Executive or any affiliates, agents or any other persons acting for or with the Executive in any capacity whatsoever.

            (c) It is the desire and intent of the parties that the provisions of this Section 3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 3 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Section 3 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Corporation, to the fullest extent permitted by applicable law, the benefits intended by this Section 3.

            (d) As used herein, "Market Area" shall consist of each of the counties in any state of the United States in which the Corporation or any of its affiliates has a deposit-taking or lending office.

      4. Notices. All notices, consents, waivers or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:


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If to the Corporation:

           Hudson River Bancorp, Inc.
           One Hudson City Centre
           Hudson, New York 12534

           Attention:  Carl A. Florio
                       President and Chief Executive Officer

If to the Executive:

           Harry L. Robinson
           110 Manor Avenue
           Cohoes, New York 12047

All such notices shall be deemed to have been given on the date delivered, transmitted or mailed in the manner provided above.

      5. Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the consent of the other party.

      6. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of law thereof. The parties hereby designate Albany County, New York, to be proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of New York. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to the Agreement or the transactions contemplated thereby brought in the courts aforesaid.

      7. Entire Agreement. This Agreement constitutes the entire understanding between the Corporation and the Executive relating to the subject matter hereof. Neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

      8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

            (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing


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any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

            (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      9. Arbitration. Subject to the right of each party to seek specific performance (which right shall not be subject to arbitration), if a dispute arises out of this Agreement, or the breach thereof, such dispute shall be referred to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A dispute subject to the provisions of this section will exist if either party notifies the other party in writing that a dispute subject to arbitration exists and states, with reasonable specificity, the issue subject to arbitration (the "Arbitration Notice"). The parties agree that, after the issuance of the Arbitration Notice, the parties will try in good faith to resolve the dispute by mediation in accordance with the Commercial Rules of Arbitration of AAA between the date of the issuance of the Arbitration Notice and the date the dispute is set for arbitration. If the dispute is not settled by the date set for arbitration, then any controversy or claim arising out of this Agreement or the breach hereof shall be resolved by binding arbitration and judgment upon any award rendered by arbitrator(s) may be entered in a court having jurisdiction. Any person serving as a mediator or arbitrator must have at least ten years' experience in resolving commercial disputes through arbitration. In the event any claim or dispute involves an amount in excess of $100,000, either party may request that the matter be heard by a panel of three arbitrators; otherwise, all matters subject to arbitration shall be heard and resolved by a single arbitrator. The arbitrator shall have the same power to compel the attendance of witnesses and to order the production of documents or other materials and to enforce discovery as could be exercised by a United States District Court judge sitting in any District Court in New York. In the event of any arbitration, each party shall have a reasonable right to conduct discovery after the date of the Arbitration Notice to the same extent permitted under New York law for matters involving contractual disputes. Any provision in this Agreement to the contrary notwithstanding, this section shall be governed by the Federal Arbitration Act and the parties have entered into this Agreement pursuant to such Act.

      10. Affiliation. A company will be deemed to be "affiliated" with the Corporation according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

      11. Headings. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.


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      IN WITNESS WHEREOF, the parties hereto executed or caused this Agreement to be executed as of the day and year first above written.

                                        HUDSON RIVER BANCORP, INC.



Attest:                                 By: /s/ Carl A. Florio
       -------------------------------     -------------------------------
                                           Carl A. Florio
                                           President and Chief Executive Officer


                                        EXECUTIVE



Attest:                                 By: /s/ Harry L. Robinson
       -------------------------------     -------------------------------
                                           Harry L. Robinson